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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Amended and Restated Management Annual Incentive Plan of Cooper Industries, Inc. and to the incorporation by reference therein of our report dated January 23, 1998 with respect to the consolidated financial statements of Cooper Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.





                                        /s/ Ernst & Young LLP


Houston, Texas
April 27, 1998